                                                                   EXHIBIT 10.10

August 23, 1999

Mr. John Palmer
P.O. Box 8333
Belmont, CA 94002

Dear John:

This letter sets forth the substance of the separation agreement (the "Agreement") which Chordiant Software, Inc. (the "Company") is offering to you to aid in your employment transition.

     1. Separation. Your last day of work with the Company will be August 26, 1999 (the "Separation Date"). You will be placed on unpaid leave and your employment will terminate six months following the Separation Date on February 26, 2000.

     2. Accrued Salary and Paid Time Off. On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether or not you sign this Agreement.

     3. Severance Benefits. Although the Company has no policy or procedure for providing severance benefits, the Company will continue your base salary in effect on the Separation Date for the six (6) month paid leave following the Separation Date until February 26, 2000. These payments will be made on the Company's ordinary payroll dates, and will be subject to standard payroll deductions and withholdings. There will also be no accrual of paid time off or vacation time during this six-month period and you will not be eligible for further vesting on any stock options after the Separation Date.

     4. Health Insurance. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company's health insurance, if you wish. If you elect continued coverage under COBRA, the Company, as part of this Agreement, will pay your COBRA premiums for coverage through February 26, 2000.

     5. Stock Purchase Agreement and Promissory Note. As provided in your stock option agreements, you will have the right to exercise your vested stock options for a period up to either thirty (30) days or ninety (90) days of the date of the termination of your employment on February 26, 2000. To assist you in exercising your vested options, the Company is prepared to allow you to exercise your vested options on 376,098 shares of Company common stock with a full-recourse promissory note for the full exercise price of the options of Fifty-One Thousand Forty-One Dollars and Thirty-Nine Cents ($51,041.39) on the terms in the stock purchase agreement (and attachments thereto) in the form attached as Exhibit C. If you wish to exercise all of your options using the promissory note, you must do so with within thirty (30) days of the date of termination of your employment on February 26, 2000. The promissory note will bear interest at the lowest rate permitted by the Internal Revenue Service at which you will not be deemed to receive imputed income under Section 7872 of the Internal Revenue Code (which, for August 1999, is 5.36% per year, compounded semi-annually). The interest and principal payable under the promissory note will not be due until the end of eighteen months (18) months. The promissory note will be secured by a pledge of the stock purchased with the stock options which will be placed in escrow with the Company's legal counsel, Cooley Godward LLP.

     6. Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date.

     7. Expense Reimbursements. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

     8. Return of Company Property. By the Separation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

     9. Proprietary Information Obligations. You acknowledge your continuing obligations under your Proprietary Information and Inventions Agreement not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company. A copy of your Proprietary Information and Inventions Agreement is attached hereto as Exhibit C.

     10. Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you agree not to disclose the terms of this Agreement to any current or former Company employee.

     11. Nondisparagement. Both you and the Company agree not to disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both you and the Company will respond accurately and fully to any question, inquiry or request for information when required by legal process.

     12. Release. In partial exchange for the salary continuation, COBRA payments, Stock Purchase Agreement (including the continuing opportunity to purchase Company stock with a promissory note) and other consideration under this Agreement to which you would not otherwise be entitled, you agree to execute the Employee Agreement and Release attached hereto as Exhibit A. If requested by the Company, you agree to execute another Employee Agreement and Release in the form attached as Exhibit A to be effective as of the date of the termination of your employment.

     13. Noninterference. You acknowledge that during your employment with the Company, you obtained proprietary and confidential information about employees, independent contractors and consultants, including but not limited to, salary history, bonuses, performance evaluations and other confidential personnel information. Accordingly and in further partial exchange for the salary continuation, COBRA payments, Stock Purchase Agreement (including the continuing opportunity to purchase Company stock with a promissory note) and other consideration under this Agreement, you agree that for the period of two years after the Separation Date, you will not induce any employee, independent contractor or consultant to terminate their relationship with the Company to become an employee, independent contractor or consultant for any other company, person or entity, because you acknowledge that to do so would require you to draw upon confidential Company information you obtained during your employment with the Company. In addition, you acknowledge that during your employment with the Company, you obtained proprietary and confidential information about Company customers, including but not limited to, customer lists, key customer contacts, prices and costs, special customer needs and characteristics, billing rates, profit margins and other customer financial information, and the preferences of the customer's key decision makers and the most effective approaches to these key decision makers. You also agree that for two years after the Separation Date, you will not solicit the business of any client or customer of the Company on behalf of any other person or entity, because you acknowledge that to do so would require you to disclose Company proprietary information.

     14. Non-Competition. In partial exchange for the salary continuation, COBRA payments, Stock Purchase Agreement (including the continuing opportunity to purchase Company stock with a promissory note) and other consideration under this Agreement to which you would not otherwise be entitled, you agree that you will not directly or indirectly engage or aid another person or entity (in any capacity such as a consultant, agent, principal, director, partner, shareholder or employee) to engage in a business which competes with any business of the Company for the period of your paid leave and the eighteen-month period of the promissory note following thereafter. A breach of the foregoing provision will result in the immediate acceleration of the amounts owed under the promissory note and repayment by you to the Company of the promissory note, salary continuation, COBRA payments and other consideration under this Agreement. If the immediately preceding provisions in this section are determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the foregoing provisions will be modified by the court for such period of time and in such manner so as to be rendered enforceable.

     15. Miscellaneous. This Agreement, including all of its Exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

If this Agreement is acceptable to you, please sign below and on the attached Employee Agreement and Release, which is part of this Agreement, and return the originals of both to me.

I wish you good luck in your future endeavors.

Sincerely,

Chordiant Software, Inc.

By: /s/ Steven R. Springsteel
   ----------------------------
     Steven R. Springsteel
     EVP-Chief Financial Officer

Exhibit A - Employee Agreement and Release
Exhibit B - Stock Purchase Agreement
Exhibit C - Proprietary Information and Inventions Agreement

Agreed:

/s/ John Palmer
---------------------------
John Palmer

                                   Exhibit A

                       EMPLOYMENT AGREEMENT AND RELEASE

     I agree to the terms in the foregoing letter Agreement.

     Except as otherwise set forth in this Agreement, I hereby release, acquit and forever discharge the Company, [its parents and subsidiaries, and] its [and their] officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, as amended. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) I have been advised hereby that I have the right to consult with an attorney prior to executing this Agreement; (c) I have twenty-one (21) days to consider this Agreement (although I may choose to voluntarily execute this Agreement earlier); (d) I have seven
(7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by me, provided that the Company has also executed this Agreement by that date ("Effective Date").

     I UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving this release, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims I may have against the Company.

Date: 27-Aug-99                     By: /s/ John Palmer
      -------------------              -----------------------
                                         John Palmer

                                                                       EXHIBIT B

                            STOCK PURCHASE AGREEMENT
                                    UNDER THE
                 CHORDIANT SOFTWARE, INC. EQUITY INCENTIVE PLAN

     This Agreement is made by and between Chordiant Software, Inc., a Delaware corporation (the "Company"), and John Palmer ("Purchaser").

                                  Witnesseth:

     Whereas, Purchaser holds vested stock options to purchase Three Hundred Seventy Five Thousand Thirty Five (376,098) shares of common stock ("Common Stock") of the Company (the "Option") pursuant to the Company's Equity Incentive Plan (the "Plan");

     Whereas, the Option consists of a Stock Option Grant Notice and a Stock Option Agreement; and

     Whereas, Purchaser desires to exercise the Option on the terms and conditions contained herein and therefore to enter into this Agreement;

     Now, therefore, it is agreed between the parties as follows:

     1. Incorporation of Plan and Option by Reference. This Agreement is subject to all of the terms and conditions as set forth in the Plan and the Option. If there is a conflict between the terms of this Agreement and/or the Option and the terms of the Plan, the terms of the Plan shall control. If there is a conflict between the terms of this Agreement and the terms of the Option, the terms of the Option shall control. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. Defined terms not explicitly defined in this Agreement or the Plan but defined in the Option shall have the same definitions as in the Option.

     2.  Purchase and Sale of Common Stock.

         (a) Agreement to Purchase and Sell Common Stock. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, an aggregate of Three Hundred Seventy Six Thousand Ninety Eight (376,098) shares of Common Stock, for an aggregate purchase price of Fifty One Thousand Forty One Dollars and Thirty-Nine Cents ($51,041.39), within the time period permitted under the Option for the purchase of the Common Stock, payable as follows: a full-recourse promissory note in the form set forth in Attachment 3 (the "Note"), subject to a pledge in the form set forth in Attachment 4 (the "Pledge Agreement"). The promissory note shall be for a term not to exceed eighteen months or August 26, 2001, and shall become due and payable immediately in the event that Purchaser breaches any term of the Separation Agreement letter between the Company and Purchaser under which this Agreement is established.

         (b) Closing. The closing hereunder, including payment for and delivery of the Common Stock, shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree; provided, however, that if shareholder approval of the Plan is required before the Option may be exercised, then the Option may not be exercised, and the closing shall be delayed, until such shareholder approval is obtained. If such shareholder approval is not obtained within the time limit specified in the Plan, then this Agreement shall be null and void.

     3. Capitalization Adjustments to Common Stock. In the event of a "Capitalization Adjustment" affecting the Company's outstanding Common Stock as a class as designated in the Plan, then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser's ownership of Common Stock shall be immediately subject to the Pledge Agreement and be included in the word "Common Stock" for all purposes of the Pledge Agreement with the same force and effect as the shares of the Common Stock presently subject to the Pledge Agreement, but only to the extent the Common Stock is, at the time, covered by such Pledge Agreement.

     4. Change in Control. In the event of a "Change in Control" as designated in the Plan, then the Note and Pledge Agreement may be assigned by the Company to the successor of the Company (or such successor's parent company), if any, in connection with such Change in Control. To the extent the Pledge Agreement remains in effect following such Change in Control, it shall apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the Change in Control, but only to the extent the Common Stock was at the time covered by such right.

     5. Escrow of Pledged Common Stock. As security for Purchaser's faithful performance of the terms of this Agreement and to insure the payment of the Note, Purchaser agrees, at the closing hereunder, to deliver to and deposit with the Company's legal counsel, Cooley Godward, LLP ("Escrow Agent"), as Escrow Agent in this transaction, stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as an Attachment, together with a certificate or certificates evidencing all of the Common Stock subject to the Pledge Agreement; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in an Attachment , attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

     6. Rights of Purchaser. Subject to the provisions of the Option, Purchaser shall exercise all rights and privileges of a shareholder of the Company with respect to the shares deposited in escrow. Purchaser shall be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares.

     7. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock while the Common Stock is in escrow. After any Common Stock has been released from the escrow, Purchaser shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock except in compliance with the provisions herein and applicable securities laws. Furthermore, the Common Stock shall be subject to any right of first refusal in favor of the Company or its assignees that may be contained in the Company's Bylaws.

     8. Restrictive Legends. All certificates representing the Common Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

         (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A PLEDGE AGREEMENT SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY OR THE OFFICES OF COOLEY GODWARD, LLP. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH PLEDGE AGREEMENT IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY."

         (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         (c) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY."

         (d) Any legend required by appropriate blue sky officials.

     9. Investment Representations. In connection with the purchase of the Common Stock, Purchaser represents to the Company the following:

         (a) Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Stock. Purchaser is acquiring the Common Stock for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

         (b) Purchaser understands that the Common Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

         (c) Purchaser further acknowledges and understands that the Common Stock must be held indefinitely unless the Common Stock is subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Common Stock. Purchaser understands that the certificate evidencing the Common Stock will be imprinted with a legend that prohibits the transfer of the Common Stock unless the Common Stock is registered or such registration is not required in the opinion of counsel for the Company.

         (d) Purchaser is familiar with the provisions of Rules 144 and 701, under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the securities exempt under Rule 701 may be sold by Purchaser ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the market stand-off provision described in Purchaser's Stock Option Agreement.

     In the event that the sale of the Common Stock does not qualify under Rule 701 at the time of purchase, then the Common Stock may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

         (e) Purchaser further understands that at the time Purchaser wishes to sell the Common Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144 or 701, and that, in such event, Purchaser would be precluded from selling the Common Stock under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

         (f) Purchaser further warrants and represents that Purchaser has either
(i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect his own interests in connection with the purchase of the Common Stock by virtue of the business or financial expertise of the Purchaser or of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

     10. Market Stand-Off Agreement. Option Purchaser agrees that the Company (or a representative of the underwriters) may, in connection with any underwritten registration of the offering of any securities of the Company under the Securities Act, require that the Purchaser not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by Purchaser, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. Purchaser further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser's Common Stock until the end of such period.

     11. Section 83(b) Election. Purchaser understands that Section 83(a) of the Code, taxes as ordinary income the difference between the amount paid for the Common Stock and the fair market value of the Common Stock as of the date any restrictions on the Common Stock lapse. In this context, "restriction" includes the right of the Company to foreclose on the Common Stock pursuant to the Pledge set forth above. Purchaser understands that Purchaser may elect to be taxed at the time the Common Stock is purchased, rather than when and as the Plede expires, by filing an election under Section 83(b) (an "83(b) Election") of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Common Stock at the time of the execution of this Agreement equals the amount paid for the Common Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that Purchaser must file an additional copy of such 83(b) Election with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Common Stock hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser's death. Purchaser assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Common Stock.

     12. Refusal to Transfer. The Company shall not be required (a) to transfer on its books any shares of Common Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or
(b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

     13. No Employment Rights. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Purchaser's employment for any reason at any time, with or without cause and with or without notice.

     14. Miscellaneous.

         (a) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or sent by telegram or fax or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at such party's address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

         (b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser's successors, and assigns. The Company may assign its rights under the Pledge hereunder at any time or from time to time, in whole or in part.

         (c) Attorneys' Fees; Specific Performance. Purchaser shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees. It is the intention of the parties that the Company, upon foreclosure on the Common Stock under the Pledge in the event Purchaser is in default under the Note, pursuant to the terms of this Agreement, shall be entitled to receive the Common Stock, in specie, in order to have such Common Stock available for future issuance without dilution of the holdings of other shareholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Common Stock and that the Company shall, upon proper foreclosure on the Common Stock, be entitled to specific enforcement of its rights to purchase and receive said Common Stock.

         (d) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's principal place of business.

         (e) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

         (f) Independent Counsel. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Cooley Godward llp, counsel to the Company and that Cooley Godward llp does not represent, and is not acting on behalf of, Purchaser. Purchaser has been provided with an opportunity to consult with Purchaser's own counsel with respect to this Agreement.

         (g) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

         (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

         (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. In witness whereof, the parties hereto have executed this Agreement as of _____________, 1999.

                              Chordiant Software, Inc.


                              By______________________________________________

                              Title___________________________________________

                              Address:________________________________________

                              ________________________________________________


                              Purchaser

                              ________________________________________________
                              John Palmer

                              Address:________________________________________



Attachments:

Attachment 1    Stock Assignment Separate from Certificate
Attachment 2    Joint Escrow Instructions
Attachment 3    Promissory Note
Attachment 4    Stock Pledge Agreement

                                 Attachment  1

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

     For Value Received, John Palmer hereby sells, assigns and transfers unto Chordiant Software, Inc., a Delaware corporation (the "Company"), pursuant to the Stock Purchase Agreement, dated ______________, 1999, by and between the undersigned and the Company (the "Agreement"), Three Hundred Seventy Six Thousand Ninety Eight (376,098) shares of Common Stock of the Company standing in the undersigned's name on the books of the Company represented by Certificate No(s). _______________ and does hereby irrevocably constitute and appoint Cooley Godward, LLP attorney to transfer said Common Stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the pledge of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the pledge under the Agreement.

Dated: _______________



                              John Palmer_______________________________________

                                 Attachment  2

                           JOINT ESCROW INSTRUCTIONS

                           JOINT ESCROW INSTRUCTIONS

Cooley Godward, LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306

Dear Sir or Madam:

     As Escrow Agent for both Chordiant Software, Inc., a Delaware corporation ("Company"), and the undersigned purchaser of Common Stock of the Company ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Purchase Agreement ("Agreement"), dated ___________, 1999 to which a copy of these Joint Escrow Instructions is attached as Attachment 2, in accordance with the following instructions:

         1. In the event the Company or an assignee shall elect to foreclose on the Pledge Agreement set forth in the Agreement, the Company or its assignee will give to Purchaser and you a written notice specifying the number of shares of Common Stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of Common Stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) of the number of shares of Common Stock subject to the being purchased pursuant to the Pledge.

         3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of Common Stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as the Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

         4. This escrow shall terminate upon expiration or exercise in full of the Pledge Agreement, whichever occurs first.

         5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that the property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.

         6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

         8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

         11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Purchaser hereby confirms the appointment of such successor or successors as the Purchaser's attorney-in-fact and agent to the full extent of your appointment.

         12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier or five days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto:

     Company:       Chordiant Software, Inc.
                    20400 Stevens Creek Boulevard, Suite 400
                    Cupertino, CA 95014

                    Attention: Steve Springsteel, Chief Financial Officer

     Purchaser:     John Palmer
                    P. O. Box 8333
                    Belmont, CA 94002

     Escrow Agent:  Cooley Godward, LLP
                    Five Palo Alto Square
                    3000 El Camino Real
                    Palo Alto, CA 94306

         15. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

         16. You shall be entitled to employ such legal counsel and other experts (including without limitation the firm of Cooley Godward llp) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

         17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" or "your" herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

         18. This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of California, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that state.

                              Very truly yours,

                              Chordiant Software, Inc.


                              By:______________________________________________
                              Title:___________________________________________

                              Purchaser:

                              _________________________________________________
                              John Palmer

Escrow Agent:

________________________

                                 Attachment  3

                                PROMISSORY NOTE

 $ ______________                                    Cupertino, California
                                                            ________, 1999

     For Value Received, the undersigned hereby unconditionally promises to pay to the order of Chordiant Software, Inc., a Delaware corporation (the "Company"), at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifty-One Thousand Forty-One Dollars and Thirty-Nine Cents ($51,041.39) together with interest accrued from the date hereof on the unpaid principal at the rate of 5.36% per annum compounded semi-annually, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, as follows:

Principal Repayment. The outstanding principal amount hereunder shall be due and payable on August 26, 2001, unless repayment under this note is accelerated to the extent permitted by law under the terms of the Stock Purchase Agreement of even date to which this promissory note is an attachment.

Interest Payments. Interest shall be payable in arrears on the Principal Repayment Date and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     If the undersigned fails to pay any of the principal and accrued interest when due, the Company, at its sole option, shall have the right to accelerate this Note, in which event the entire principal balance and all accrued interest shall become immediately due and payable, and immediately collectible by the Company pursuant to applicable law.

     This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

     The full amount of this Note is secured by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of the Stock Purchase Agreement and Stock Pledge Agreement of even date herewith between the undersigned and the Company.

     The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

     The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

     The holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

     This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

                              Signed___________________________________________

                                 Attachment  4

                             STOCK PLEDGE AGREEMENT

                             STOCK PLEDGE AGREEMENT

     This Stock Pledge Agreement ("Pledge Agreement") is made by John Palmer ("Pledgor"), in favor of Chordiant Software, Inc., a Delaware corporation with its principal place of business at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014 ("Pledgee").

     Whereas, Pledgor has concurrently herewith executed that certain Promissory Note (the "Note") in favor of Pledgee in the amount of Fifty-One Thousand Forty-One Dollars and Thirty-Nine Cents ($51,041.39) in payment of the purchase price of Three Hundred Seventy Six Thousand Ninety Eight (376,098) shares of the Common Stock of Pledgee; and

     Whereas, Pledgee is willing to accept the Note from Pledgor, but only upon the condition, among others, that Pledgor shall have executed and delivered to Pledgee this Pledge Agreement and the Collateral (as defined below):

     Now, Therefore, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Pledgor hereby agrees as follows:

         1. As security for the full, prompt and complete payment and performance when due (whether by stated maturity, by acceleration or otherwise) of all indebtedness of Pledgor to Pledgee created under the Note (all such indebtedness being the "Liabilities"), together with, without limitation, the prompt payment of all expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incidental to the collection of the Liabilities and the enforcement or protection of Pledgee's lien in and to the collateral pledged hereunder, Pledgor hereby pledges to Pledgee, and grants to Pledgee, a first priority security interest in all of the following (collectively, the "Pledged Collateral"):

         (a) Three Hundred Seventy Six Thousand Ninety Eight (376,098) shares of Common Stock of Pledgee represented by Certificates numbered _______________ (the "Pledged Shares"), and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

         (b) all voting trust certificates held by Pledgor evidencing the right to vote any Pledged Shares subject to any voting trust; and

         (c) all additional shares and voting trust certificates from time to time acquired by Pledgor in any manner (which additional shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares.

     The term "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and Liabilities heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness may be or hereafter becomes unenforceable.

     2. At any time, without notice, and at the expense of Pledgor, Pledgee in its name or in the name of its nominee or of Pledgor may, but shall not be obligated to: (1) collect by legal proceedings or otherwise all dividends (except cash dividends other than liquidating dividends), interest, principal payments and other sums now or hereafter payable upon or on account of said Pledged Collateral; (2) enter into any extension, reorganization, deposit, merger or consolidation agreement, or any agreement in any wise relating to or affecting the Pledged Collateral, and in connection therewith may deposit or surrender control of such Pledged Collateral thereunder, accept other property in exchange for such Pledged Collateral and do and perform such acts and things as it may deem proper, and any money or property received in exchange for such Pledged Collateral shall be applied to the indebtedness or thereafter held by it pursuant to the provisions hereof; (3) insure, process and preserve the Pledged Collateral; (4) cause the Pledged Collateral to be transferred to its name or to the name of its nominee; (5) exercise as to such Pledged Collateral all the rights, powers and remedies of an owner, except that so long as no default exists under the Note or hereunder Pledgor shall retain all voting rights as to the Pledged Shares.

     3. Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Pledged Collateral, and upon the failure of Pledgor to do so, Pledgee at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

     4. At the option of Pledgee and without necessity of demand or notice, all or any part of the indebtedness of Pledgor shall immediately become due and payable irrespective of any agreed maturity, upon the happening of any of the following events: (1) failure to keep or perform any of the terms or provisions of this Pledge Agreement; (2) failure to pay any installment of principal or interest on the Note when due; (3) the levy of any attachment, execution or other process against the Pledged Collateral; or (4) the insolvency, commission of an act of bankruptcy, general assignment for the benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of Title 11 of the United States Code of, by, or against Pledgor.

     5. In the event of the nonpayment of any indebtedness when due, whether by acceleration or otherwise, or upon the happening of any of the events specified in the last preceding section, Pledgee may then, or at any time thereafter, at its election, apply, set off, collect or sell in one or more sales, or take such steps as may be necessary to liquidate and reduce to cash in the hands of Pledgee in whole or in part, with or without any previous demands or demand of performance or notice or advertisement, the whole or any part of the Pledged Collateral in such order as Pledgee may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any broker's board or securities exchange, either for cash or upon credit or for future delivery; provided, however, that if such disposition is at private sale, then the purchase price of the Pledged Collateral shall be equal to the public market price then in effect, or, if at the time of sale no public market for the Pledged Collateral exists, then, in recognition of the fact that the sale of the Pledged Collateral would have to be registered under the Securities Act of 1933 and that the expenses of such registration are commercially unreasonable for the type and amount of collateral pledged hereunder, Pledgee and Pledgor hereby agree that such private sale shall be at a purchase price mutually agreed to by Pledgee and Pledgor or, if the parties cannot agree upon a purchase price, then at a purchase price established by a majority of three independent appraisers knowledgeable of the value of such collateral, one named by Pledgor within ten (10) days after written request by the Pledgee to do so, one named by Pledgee within such 10-day period, and the third named by the two appraisers so selected, with the appraisal to be rendered by such body within thirty (30) days of the appointment of the third appraiser. The cost of such appraisal, including all appraiser's fees, shall be charged against the proceeds of sale as an expense of such sale. Pledgee may be the purchaser of any or all Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or right of redemption. Demands of performance, notices of sale, advertisements and presence of property at sale are hereby waived, and Pledgee is hereby authorized to sell hereunder any evidence of debt pledged to it. Any officer or agent of Pledgee may conduct any sale hereunder.

     6. The proceeds of the sale of any of the Pledged Collateral and all sums received or collected by Pledgee from or on account of such Pledged Collateral shall be applied by Pledgee to the payment of expenses incurred or paid by Pledgee in connection with any sale, transfer or delivery of the Pledged Collateral, to the payment of any other costs, charges, attorneys' fees or expenses mentioned herein, and to the payment of the indebtedness or any part hereof, all in such order and manner as Pledgee in its discretion may determine. Pledgee shall then pay any balance to Pledgor.

     7. Upon the transfer of all or any part of the indebtedness Pledgee may transfer all or any part of the Pledged Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Pledged Collateral so transferred, and the transferee shall be vested with all the rights and powers of Pledgee hereunder with respect to such Pledged Collateral so transferred; but with respect to any Pledged Collateral not so transferred Pledgee shall retain all rights and powers hereby given.

     8. Until all indebtedness shall have been paid in full the power of sale and all other rights, powers and remedies granted to Pledgee hereunder shall continue to exist and may be exercised by Pledgee at any time and from time to time irrespective of the fact that the indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Pledgor may have ceased.

     9. Pledgee agrees that so long as no default exists under the Note or hereunder, the Pledged Shares shall, upon the request of Pledgor, be released from pledge as the indebtedness is paid in full including principal and accrued interest. Release from pledge, however, shall not result in release from the provisions of those certain Stock Purchase Agreement and Joint Escrow Instructions of even date herewith among the parties to this Pledge Agreement and the Escrow Agent named therein.

     10. Pledgee may at any time deliver the Pledged Collateral or any part thereof to Pledgor and the receipt of Pledgor shall be a complete and full acquittance for the Pledged Collateral so delivered, and Pledgee shall thereafter be discharged from any liability or responsibility therefor.

     11. The rights, powers and remedies given to Pledgee by this Pledge Agreement shall be in addition to all rights, powers and remedies given to Pledgee by virtue of any statute or rule of law. Any forbearance or failure or delay by Pledgee in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Pledgee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Pledgee.

     12. If any provision of this Pledge Agreement is held to be unenforceable for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Pledge Agreement shall be deemed valid and enforceable to the full extent possible.

     13. This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of California as applied to contracts made and performed entirely within the State of California by residents of such State.

Dated: _______________        Pledgor


                              __________________________________________________
                              John Palmer

                                   Exhibit C

               PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

[LOGO] Employee Confidentiality & Invention Agreement

In consideration of my employment or continued employment with J. Frank Consulting, Inc., a California corporation ("J. Frank"), I agree to the following:

1. I understand that during the term of my employment with J. Frank, I may produce, obtain, make known or learn about certain information which has commercial value in the business in which J. Frank, is engaged and which is treated by J. Frank as confidential. This information may have been created, discovered or developed by J. Frank or otherwise received by J. Frank from third parties subject to a duty to maintain the confidentiality of such information. All such information is hereinafter called "Proprietary Information." Proprietary Information includes, but is not limited to, trade secrets, inventions, (whether patentable or not), ideas, processes, programs, formulas, materials, substances, technology, research, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, prices, costs, and customer lists.

2.   I understand that all Proprietary Information shall be the sole property of
     J. Frank and J. Frank shall be the sole owner of all patents, copyrights and other rights in connection therewith. I hereby assign to J. Frank any rights I may have or acquire in such Proprietary Information and in any Proprietary Information that I may make or conceive while working for J. Frank. I will promptly disclose to J. Frank any Proprietary Information that is made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my services to J. Frank that are related to or useful in the business of J. Frank or result from tasks assigned me by J. Frank or result from use of premises owned, leased, or contracted for by J. Frank. At all times, both during the term of my employment with J. Frank and after its termination, I will keep in strictest confidence and trust all Proprietary Information, and I will not use, reproduce or disclose any Proprietary Information without the written consent of J. Frank, except as may be necessary in the ordinary course of performing my duties as an employee of J. Frank.

3. I further agree to do all acts necessary, both during and after the termination of my employment, to assist J. Frank in every proper way to obtain and enforce patents or copyrights on Proprietary Information in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents thereon and enforcing same, as J. Frank may desire, together with any assignments thereof to J. Frank or persons designated by it. J. Frank shall pay all reasonable expenses related to such activities.

4. I understand that any provision in this Agreement requiring me to assign my rights in any invention does not apply to any invention which qualifies under the provisions of Section 2870 of the California Labor Code, which states the following:

     (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

          (2)  Result from any work performed by the employee for the employer.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

5. I understand that, in performing my work for J. Frank, I am not to breach any obligation of confidentiality or duty that I have to any former employer or other, person. If my work for J. Frank begins to involve an area of research or any other aspect of J. Frank's business that I believe would conflict with any obligation of confidentiality that I may have to a former employer or any other person, I will promptly notify my direct supervisor or an officer of J. Frank so that any potential conflict can be avoided or resolved.

6. I understand that nothing contained in this Agreement implies an obligation on the part of J. Frank to retain my services as an employee for any specified period of time. I acknowledge and agree that my employment with
     J. Frank is at will and may be terminated by J. Frank or me at any time for any or for no reason.

By signing this Agreement, I acknowledge that I have received a copy of this Agreement and written notification of the provisions of Labor Code Section 2870.

Name (please print):    JOHN C. PALMER                 Date:  Aug 5, 1996
                     ---------------------------             -------------------

Employee Signature:  /s/ John C. Palmer
                     ----------------------------